EXHIBIT 21.1

                          BEN & JERRY'S HOMEMADE, INC.
                                  Subsidiaries



    Name of Subsidiary                             Jurisdiction of Incorporation
Ben & Jerry's Homemade Holdings, Inc.                               Vermont
Ben & Jerry's of New York                                          New York
Ben & Jerry's Homemade, Ltd.                                        England
Ben & Jerry's Canada, Inc.                                   Quebec, Canada
Ben & Jerry's (FSC), Inc.                                          Barbados
Ben & Jerry's France SARL                                            France
Ben & Jerry's International, Inc.                                  Delaware
Ben & Jerry's Franchising, Inc.                                     Vermont
Ben & Jerry's Japan, Ltd.                                             Japan
Ben & Jerry's Homemade BV                                   The Netherlands
Ben & Jerry's Netherlands BV                                The Netherlands
The American Company for Ice Cream Manufacturing E.I., Ltd.          Israel